UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2025

PORTILLO’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523

(Address of principal executive offices)

(630)-954-3773

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 28, 2025, Portillo’s Inc., a Delaware corporation (the “Company”), announced that it has entered into a cooperation agreement (the “Cooperation Agreement”) with Engaged Capital, LLC and certain of its affiliates (collectively, the “Engaged Group”). The Company and the Engaged Group are each herein referred to as a “party” and collectively, the “parties.”

Following the execution of the Cooperation Agreement, the Board of Directors of the Company (the “Board”) and the Engaged Group will cooperate to identify candidates for appointment to the Board who possess recent relevant experience in the restaurant industry as an operator. The Board will appoint a new director from among such candidates who has been reviewed and approved by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and the Board (such approval not to be unreasonably withheld, conditioned or delayed) in their respective sole discretion and who is reasonably acceptable to the Engaged Group (such reasonable acceptance not to be unreasonably withheld, conditioned or delayed).

The Cooperation Agreement also provides, among other things, that:

●	The Engaged Group has withdrawn its notice of director nominations with respect to the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and its books and records demand for the Company’s stockholder lists;

●	The New Director will be appointed to at least one committee of the Board and otherwise given the same due consideration for membership to any committee of the Board as any other independent director;

●	If the New Director is unable to serve as a director for any reason prior to the Termination Date (as defined below), and the Engaged Group has continuously (from the date of the Cooperation Agreement onward) beneficially owned at least the lesser of (i) 5.0% of the Company’s outstanding Company’s Class A common stock or (ii) 3,193,486 shares of Class A common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), the Board and the Engaged Group will cooperate jointly to identify a replacement director to fill the resulting vacancy, who will be subject to the review and approval of the Nominating Committee and the Board in their respective sole discretion, must be reasonably acceptable to the Engaged Group, and must satisfy certain director criteria;

●	At any stockholder meeting or action by written consent, the Engaged Group will vote all shares of Company common stock and other voting securities beneficially owned by them of which they have the right or ability to vote as of the record date in favor of the nominees for director recommended by the Board and in accordance with the Board’s recommendation with respect to any other matter presented for a vote, subject to certain exceptions with respect to recommendations by Institutional Shareholder Services and extraordinary transactions;

●	The Engaged Group will be subject to certain customary standstill restrictions, including, among others, with respect to director nominations or proposals, proxy solicitation and related matters, and extraordinary transactions, each of the foregoing subject to certain exceptions;

●	Each party will agree not to disparage the other party or the business of such party, the other party’s current or former directors, oﬃcers or employees (in each case solely in connection with their service in such capacities), the other party’s subsidiaries or the business of those subsidiaries, or institute a lawsuit against the other party, any affiliate of the other party, or any of its or their respective current or former directors or officers (solely in connection with their service in such capacities), in each case subject to certain exceptions;

●	Unless otherwise mutually agreed in writing by each party, the Cooperation Agreement will terminate on the earlier to occur of (i) 30 calendar days prior to the notice deadline under the Company’s Amended and Restated Bylaws for the nomination of director candidates for election to the Board at the 2026 annual meeting of stockholders, and (ii) 120 calendar days prior to the ﬁrst anniversary of the 2025 Annual Meeting (the eﬀective date of termination, the “Termination Date”); provided that if the New Director has not been appointed to the Board by September 1, 2025, either party may terminate the Cooperation Agreement (provided that neither party may terminate the Cooperation Agreement as a result of this proviso if it is then in material breach of the Cooperation Agreement, or has breached the Cooperation Agreement in a way that is the primary cause of the failure to have appointed the New Director to the Board by such date); and

●	The Company will reimburse the Engaged Group promptly for its reasonable, documented out-of-pocket fees and expenses incurred in connection with the negotiation and execution of the Cooperation Agreement, the 2025 Annual Meeting and the matters related thereto in an amount not to exceed $300,000.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

A copy of the press release announcing the Company’s entry into the Cooperation Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Cooperation Agreement, dated April 28, 2025, by and between Portillo’s Inc. and Engaged Capital Flagship Master Fund, LP, Engaged Capital Co-Invest XVII, LP, Engaged Capital, LLC, Engaged Capital Holdings, LLC and Glenn W. Welling.
99.1	Press Release, dated April 28, 2025
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card, and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2025 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://investors.portillos.com/financial-information/sec-filings.

Participants in the Solicitation

The Company, its directors (Michael A. Miles, Jr., Michael Osanloo, Ann Bordelon, Paulette Dodson, Noah Glass, G.J. Hart, Jack R. Hartung and Joshua A. Lutzker) and certain of its executive officers (Michael Osanloo, Chief Executive Officer and President, and Michelle Hook, Chief Financial Officer) and employees may be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2025 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective direct and indirect interests in the Company, by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Compensation Discussion & Analysis,” “Executive Employment Arrangements,” “Director Compensation,” and “Securities Ownership of Certain Beneficial Owners and Management” of the Company’s Proxy Statement on Schedule 14A in connection with the 2024 annual meeting of stockholders, filed with the SEC on April 26, 2024 (available here), and the Company’s Annual Report on Form 10-K, filed with the SEC on February 25, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found at no charge in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on May 6, 2024 for Michael A. Miles, Jr. (available here); October 23, 2024, August 12, 2024, June 4, 2024, May 6, 2024 and March 4, 2024 for Michael Osanloo (available here, here, here, here, and here, respectively); May 6, 2024 for Ann Bordelon (available here); May 6, 2024 for Paulette Dodson (available here); May 6, 2024 for Noah Glass (available here); September 17, 2024 and May 6, 2024 for G.J. Hart (available here and here, respectively); May 6, 2024 and March 6, 2024 for Joshua A. Lutzker (available here and here); and October 23, 2024, June 4, 2024, May 6, 2024 and March 4, 2024 for Michelle Hook (available here, here, here and here).

Such filings are also available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://investors.portillos.com/financial-information/sec-filings. Updated information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, and their respective compensation will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2025 Annual Meeting, if and when they become available. These documents will be available free of charge as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTILLO’S INC.
(Registrant)

Dated: April 28, 2025	By:	/s/ Kelly Kaiser
	Name:	Kelly Kaiser
	Title:	General Counsel and Corporate Secretary

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